EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-65584 of Natus Medical Incorporated and subsidiaries on Form S-8 of our report dated February 18, 2003 appearing in this report on Form 10-K of Natus Medical Incorporated and subsidiaries for the year ended December 31, 2002.

/s/    Deloitte & Touche LLP

San Jose, California

March 27, 2003